UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2019
Ciner Resources LP
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36062	46-2613366
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

Five Concourse Parkway
Suite 2500
Atlanta, Georgia	30328
(Address of principal executive office)	(Zip Code)

(770) 375-2300
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partnership interests	CINR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Mr. Milling

On June 17, 2019, Ciner Resources LP (the “Partnership”) received notice from Kirk H. Milling of his resignation as the President and Chief Executive Officer of Ciner Resource Partners LLC, the general partner (the “General Partner”) of the Partnership, as a member of the board of directors of the General Partner (the “Board of Directors”) and all committees thereof, as a member of the board of directors of American Natural Soda Ash Corp. (ANSAC), and various other director and officer roles within members of the Ciner Group, the ultimate parent of the General Partner, including as President and a member of the board of managers of Ciner Wyoming LLC, the Partnership’s majority owned subsidiary (“Ciner Wyoming”), each effective as of June 17, 2019. There were no disagreements between Mr. Milling and the Board of Directors, the Partnership, the General Partner or the Partnership’s management regarding any matter relating to the Partnership’s operations, policies or practices.

In connection with Mr. Milling’s resignation as the President and Chief Executive Officer of the General Partner, Ciner Resources Corporation (“Ciner Corp”) expects to enter into a Separation and Release Agreement (the “Separation Agreement”) with Mr. Milling. The Separation Agreement will provide, among other things, that Mr. Milling will remain an employee until July 5, 2019, upon which time he will no longer be employed Ciner Corp, the General Partner or the Partnership. Subject to the terms and conditions set forth in the Separation Agreement, upon his termination, Ciner Corp will pay Mr. Milling a one-time separation payment of $1,000,000 in the aggregate, to be paid in two equal installments. In addition, Mr. Milling will be eligible to continue his health care coverage pursuant to the provisions of COBRA. The Separation Agreement also includes confidentiality and cooperation covenants, and a release of claims, in favor of Ciner Corp, the General Partner and the Partnership, among others.

Appointment of Mr. Erkan as President and Chief Executive Officer

Subsequent to Mr. Milling’s resignation, on June 17, 2019, Oğuz Erkan (age 41) was appointed as the President and Chief Executive Officer of the General Partner, effective as of June 17, 2019, to serve until his successor has been duly elected and qualified or until his death, resignation or removal. Mr. Erkan has served as a director of the General Partner since July 2016 and will continue to serve in that role in addition to being the President and Chief Executive Officer of the General Partner.

Since November 2015, Mr. Erkan has served as Director of International Operations & Coordination at the Partnership’s ultimate U.S. parent company, Ciner Enterprises Inc. (“Ciner Enterprises”). From January 2015 to November 2015, Mr. Erkan served in London, UK as Director for Ciner Group, a Turkish conglomerate of companies engaged in energy and mining (including soda ash mining), media and shipping markets. Prior to this assignment, from June 2012 until January 2015 Mr. Erkan served as General Manager of Kasimpasa AS, a subsidiary of Ciner Group, and from 2009 to 2012 he served as a Project Director for Middle East and North Africa. Mr. Erkan holds a Bachelor’s Degree in Marketing and International Business from Northwest Missouri State University.

Mr. Erkan will be employed and compensated by Ciner Corp, subject to reimbursement by the Partnership. Mr. Erkan will initially serve as the President and Chief Executive Officer of the General Partner without entering into an employment agreement. He will, however, be eligible to participate in the General Partner’s long-term incentive plan (the “LTIP”), which provides for awards in the form of common units, phantom units, distribution equivalent rights, cash awards and other unit-based awards. The portion of Mr. Erkan’s compensation that will be payable by the Partnership includes (1) the amount of awards made to him under the LTIP allocated to the Partnership by Ciner Corp (and reimbursed to Ciner Corp by the Partnership) and (2) the amount of other compensation allocated to the Partnership by Ciner Corp (and reimbursed to Ciner Corp by the Partnership), with each of such allocations determined by the amount of time he actually spends working for the Partnership relative to the amount of time he spends working for Ciner Corp and its other affiliates. Mr. Erkan’s initial compensation package, a portion of which will be allocated to the Partnership, will include (i) an annual base salary of $445,256; (ii) an annual bonus target opportunity equal to 55% of the base salary; and (iii) a target equity award equal to approximately 70% of the base salary.

There are no arrangements or understandings between Mr. Erkan and any other person pursuant to which he was appointed to serve as President and Chief Executive Officer. The Partnership and the General Partner are not aware of any transactions or existing relationships in which Mr. Erkan has a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K other than as set forth herein, and are not aware of any family relationship between Mr. Erkan and the General Partner’s executive officers, directors or any person nominated to become a director or executive officer of the General Partner that would require disclosure under Item 401(d) of Regulation S-K. No material plan, contract, or arrangement was entered into or materially amended by the Partnership or the General Partner in connection with Mr. Erkan’s appointment.

Appointment of Mr. Erkan as Chairman of the Board of Directors

In connection with his appointment as the President and Chief Executive Officer of the General Partner, Mr. Erkan was appointed as the Chairman of the Board of Directors, effective as of June 17, 2019, to serve until the earlier of his removal in accordance with the provisions of the Amended and Restated Limited Liability Company Agreement of the General Partner, as amended (the “GP LLC Agreement”), his death or resignation. Mr. Erkan has served as a director of the General Partner since July 2016.

Departure of Mr. Pençe

On June 17, 2019, the Partnership received notice from Doğan Pençe of his resignation from the Board of Directors and all committees thereof, effective as of June 17, 2019, in order to pursue other opportunities. In addition, Mr. Pençe tendered his resignation from various other director and officer roles within members of the Ciner Group, including as the President of Ciner Enterprises, and as a member of the board of managers of Ciner Wyoming, each effective as of June 17, 2019 . There were no disagreements between Mr. Pençe and the Board of Directors, the Partnership, or the Partnership’s management regarding any matter relating to the Partnership’s operations, policies or practices.

Appointment of Mr. Usta

On June 17, 2019, Gürsel Usta (age 58) was appointed as a director of the Board of Directors, to serve until the earlier of his removal in accordance with the provisions of the GP LLC Agreement, his death or resignation.
Since January 2019, Mr. Usta has served as the Vice Chairman of the board of directors of We Soda U.K., the U.K. based holding company of Ciner Group. Since January 2016, Mr. Usta has also served as the Vice Chairman of Park Holding, which is also a member of the Ciner Group and holds energy and mining assets, among others, and since March 2015, has served as chief executive officer of Glass & Chemicals Group, a member of the Ciner Group. Mr. Usta has also historically held several leadership roles at companies within the Ciner Group, including his position as chief executive officer of the Energy & Mining Group from 2014 to January 2015, chairman of the board of directors of Ciner Media Holding from 2012 until September 2015 and chief executive officer of Ciner Aviation and Tourism Group from 2008 until June 2015. Mr. Usta is a citizen of the Republic of Turkey and received a Bachelor’s Degree in Economics from Ankara University in Turkey in 1982. The General Partner believes that Mr. Usta’s familiarity with the soda ash and mining industries and his business acumen provide him with the necessary skills to be a member of the Board of Directors.
There are no arrangements or understandings between Mr. Usta and any other person pursuant to which he was appointed to serve as a director of the Board of Directors. The Partnership and the General Partner are not aware of any transactions or existing relationships in which Mr. Usta has a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K other than as set forth herein, and are not aware of any family relationship between Mr. Usta and the General Partner’s executive officers, directors or any person nominated to become a director or executive officer of the General Partner that would require disclosure under Item 401(d) of Regulation S-K. No material plan, contract, or arrangement was entered into or materially amended by the Partnership or the General Partner in connection with Mr. Usta’s appointment, and there was no grant or award made by the Partnership or the General Partner to Mr. Usta or modification thereto under any such plan, contract, or arrangement in connection with his appointment.

Appointment of Mr. Bastug

On June 17, 2019, Recep Bastug (age 51) was appointed as a director of the Board of Directors, to serve until the earlier of his removal in accordance with the provisions of the GP LLC Agreement, his death or resignation.
Since April 2018, Mr. Bastug has been a member of the board of directors of certain members of the Ciner Group. From 1989 until April 2018, Mr. Bastug served in various senior management roles at Türkiye Garanti Bankasý A.Þ. (IST: GARAN), a Turkish financial services company, including as Executive Vice President of Commercial Banking and Consumer Finance in Garanti Bank and as Vice Chairman of Garanti Leasing, Garanti Factoring, Garanti Fleet Management and Garanti Bank Moscow. Mr. Bastug is a citizen of the Republic of Turkey and received a Bachelor’s Degree in Economics from Cukurova University in Turkey in 1989. The General Partner believes that Mr. Bastug’s familiarity with the soda ash and mining industries and his business acumen provide him with the necessary skills to be a member of the Board of Directors.

There are no arrangements or understandings between Mr. Bastug and any other person pursuant to which he was appointed to serve as a director of the Board of Directors. The Partnership and the General Partner are not aware of any transactions or existing relationships in which Mr. Bastug has a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K other than as set forth herein, and are not aware of any family relationship between Mr. Bastug and the General Partner’s executive officers, directors or any person nominated to become a director or executive officer of the General Partner that would require disclosure under Item 401(d) of Regulation S-K. No material plan, contract, or arrangement was entered into or materially amended by the Partnership or the General Partner in connection with Mr. Bastug’s appointment, and there was no grant or award made by the Partnership or the General Partner to Mr. Bastug or modification thereto under any such plan, contract, or arrangement in connection with his appointment.

Item 7.01	Regulation FD Disclosure

On June 17, 2019, the Partnership issued a press release announcing Mr. Erkan’s appointment as successor Chairman, President and Chief Executive Officer of the General Partner. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 to Form 8-K, the information provided under this Item 7.01 and the information attached to this Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Partnership that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Partnership or any of its affiliates.

Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit Number	Description
99.1	Press Release dated June 17, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: June 17, 2019

CINER RESOURCES LP

By:	Ciner Resource Partners LLC, its General Partner

By:	/s/ Nicole C. Daniel
Nicole C. Daniel
Vice President, General Counsel and Secretary